POWER OF ATTORNEY

Know all by these presents, that the undersigned, W. Robert Ramsdell
(the "Reporting Person"), hereby constitutes and appoints Denni Jo Lester, if not her, Joyce Kobilka, as the Reporting Person's true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as a Director of Insignia Systems, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority

The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of Substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by the virtue of this power of attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 2nd day of December, 2003.



                                /s/W. ROBERT RAMSDELL
                                      Signature